EXHIBIT 10.1

AMENDMENT

        This Amendment (the “Amendment”) dated August 17, 2006, amends (1) the Amended Loan and Warrant Agreement, dated February 12, 2004, between the Trend Mining Company (the “Company”) and Electrum, LLC (“Electrum”) and LCM Holdings LDC (“LCM”) (the “Agreement”), (2) the Loan Facility Agreements between the Company and the Estate of Lillian Berger dated August 16, 2001 and September 28, 2001, as amended on January 30, 2002, (3) the Loan Facility Agreement between the Company and Larry Buchanan (together with Electrum, LCM, and Estate of Lillian Berger, the “Lenders”) dated December 18, 2001, as amended on January 30, 2002, (4) the Loan Facility Agreement dated as of December 6, 2000 between the Company and Electrum; (5) the Electrum Letter Agreements, as defined in the Agreement, (6) the LCM Letter Agreements, as defined in the Agreement. Collectively, all documents listed it the foregoing items (1)-(6) will be referred to herein as the “Loan Documents.” All capitalized terms used and not defined herein will have the meanings ascribed to them in the Agreement.

        WHEREAS, the Agreement sets the Conversion Price of all loans outstanding at $1.25 per Unit, comprised of a share of Common Stock and a warrant;

        WHEREAS, the parties agree to amend the Conversion Price on all currently outstanding loans to $0.21 per Unit;

        WHEREAS, the Agreement sets the exercise price of all warrants outstanding, including warrants to be issued on conversion of the loans, at $1.50 per share (the “Exercise Price”) of our common stock, par value $0.01 (the “Common Stock”);

        WHEREAS, the parties agree to amend the Exercise Price on all warrants currently outstanding and those warrants to be issued upon conversion of the loans to $0.25 per share of our Common Stock;

        WHEREAS, the Lenders agree to an extension of the maturity dates of the Debt, as set forth on Exhibit A, in exchange for the consideration set forth herein.

      NOW, THEREFORE,

      FIRST.       The Agreement will be modified as follows:

Section 3. The following language will replace Section 3 of the Agreement in its entirety:

3) The Conversion Price on all Debt is $0.21.

Section 4. The following language will replace Section 4 of the Agreement in its entirety:

4) Each Unit will consist of one share and one warrant with the warrant being exercisable for a period of five years from the date of conversion and at a price of $0.25 per share of common stock.

Section 5. The following language will replace Section 5 of the Agreement in its entirety:

5) The outstanding Warrants detailed in Appendix B shall be exercisable at a price of $0.25 per share of common stock.

        SECOND.  The Debt, issued pursuant to the Loan Documents, will be modified to extend the respective maturity dates as set forth in Exhibit A, in exchange for the extension of the expiration dates on the Warrants as set forth in Exhibit B.

        THIRD.  This Amendment may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

        FOURTH.  Each Lender shall have the option, in its sole discretion, for a period of ___ days following the date hereof, to convert the interest payable as of June 30, 2006 on all Debt held by such Lender into shares of Common Stock at a conversion price of $0.10 per share.

        FIFTH.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to applicable principles of conflicts of law to the extent such principles otherwise would defer to the substantive laws of some other jurisdiction.

        SIXTH.  This Amendment may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment as of the date first above written.

TREND MINING COMPANY

By:       /s/ Thomas A Loucks
Name:  Thomas A. Loucks
Title:    President and Chief Executive Officer

ELECTRUM, LLC

By:       /s/ Thomas Kaplan
Name:  Thomas Kaplan
Title:    Voting Trustee

LCM HOLDINGS LDC

By:       /s/ Thomas Kaplan
Name:  Thomas Kaplan
Title:    Voting Trustee

ESTATE OF LILLIAN BERGER

By:       /s/ Thomas Kaplan
Name:  Thomas Kaplan
Title:    Executor

/s/ Larry Buchanan
Larry Buchanan

EXHIBIT A

LOANS

Issued To	Issue Date	Principal Amount	Amended Maturity Date
Electrum	12/4/00	$66,564.64	August 17, 2008

Electrum	12/18/00	$50,000.00	August 17, 2008

Electrum	1/26/01	$50,000.00	August 17, 2008

Electrum	3/15/01	$50,000.00	August 17, 2008

Electrum	4/10/01	$50,000.00	August 17, 2008

Electrum	5/4/01	$50,000.00	August 17, 2008

Electrum	6/4/01	$50,000.00	August 17, 2008

Electrum	7/3/01	$85,000.00	August 17, 2008

Electrum	1/31/02	$150,000.00	August 17, 2008

Electrum Total		$601,564.64

LCM	10/26/01	$26,215.33	August 17, 2008

LCM	11/01/01	$10,000.00	August 17, 2008

LCM	11/15/01	$30,000.00	August 17, 2008

LCM	11/28/01	$29,445.12	August 17, 2008

LCM	5/7/02	$60,000.00	August 17, 2008

LCM	5/22/02	$35,000.00	August 17, 2008

LCM	6/14/02	$18,413.00	August 17, 2008

LCM Total		$209,073.45

Estate of Lillian Berger	9/27/01	$90,000	August 17, 2008

Estate of Lillian Berger	9/28/01	$10,000	August 17, 2008

Estate of Lillian Berger Total		$100,000

Larry Buchanan	1/28/02	$30,000	August 17, 2008

Larry Buchanan Total		$30,000

Grand Total		$940,638.09

A-1

EXHIBIT B

WARRANTS

Issued To	No. of Underlying Shares of Common Stock	Previous Expiration Date	AMENDED Expiration Date	Previous Exercise Price Per Share of Common Stock	AMENDED Exercise Price Per Share of Common Stock
Electrum	6,279,761	9/30/06	9/30/11	$0.40	$0.25

Electrum	285,000	9/30/06	9/30/12	$1.50	$0.25

Electrum	50,000	9/30/06	9/30/12	$1.50	$0.25

Electrum	150,000	1/31/07	1/31/12	$1.50	$0.25

Electrum	185,000	9/30/06	9/30/11	$1.50	$0.25

LCM	113,413	6/27/07	6/27/12	$1.50	$0.25

Total	7,063,174

B-1